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Exhibit 99.3

SEACOR Holdings Inc.
Proxy for Annual Meeting of Stockholders on June 27, 2005, 11 a.m., local time
To be held at the offices of Weil, Gotshal & Manges LLP
767 Fifth Avenue, 25th Floor
New York, New York 10153

The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR Holdings Inc. (the "Company"), dated May 24, 2005, and Annual Report for the fiscal year ended December 31, 2004, hereby appoints and constitutes Messrs. Charles Fabrikant and Randall Blank, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on June 27, 2005, and at any adjournments thereof (the "Annual Meeting"), as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SEACOR HOLDINGS INC.

IMPORTANT—This proxy must be signed and dated on the reverse side.

ANNUAL MEETING OF STOCKHOLDERS OF
SEACOR Holdings Inc.
June 27, 2005

PROXY VOTING INSTRUCTIONS

MAIL:—Date, sign and mail your proxy card in the	COMPANY
envelope provided as soon as possible.	NUMBER
-OR-
ACCOUNT NUMBER

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET—Access "www.proxyvote.com" and follow the on screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
ALL NOMINEES FOR DIRECTOR INDICATED BELOW AND "FOR" PROPOSAL NOs. 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect ten directors to serve until the 2006 Annual Meeting of Stockholders.

☐	FOR ALL NOMINEES	NOMINEES:
☐	WITHHOLD AUTHORITY	O Charles Fabrikant
	FOR ALL NOMINEES	O Andrew R. Morse
☐	FOR ALL EXCEPT	O Michael E. Gellert
	(See instructions below)	O Stephen Stamas
O Richard M. Fairbanks, III
O Pierre de Demandolx
O John C. Hadjipateras
O Oivind Lorentzen
O James A. F. Cowderoy
O Steven J. Wisch
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To adopt the amendment to SEACOR's Restated Certificate of Incorporation	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To approve the issuance of SEACOR common stock in the merger.	☐	☐	☐
The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the Annual Meeting or any adjournments thereof.
This proxy hereby revokes any proxy heretofore given by the undersigned for the Annual Meeting.
Shares represented by this proxy will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all management nominees listed, and FOR Items 2, 3, and 4.

Only holders of record of SEACOR common stock at the close of business on May 18, 2005 will be entitled to notice of and to vote at the Meeting. Your vote is very important! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF SEACOR Holdings Inc. June 27, 2005